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                                                              June 30, 1999

National Medical Health Card Systems, Inc.
26 Harbor Park Drive
Port Washington, NY 11050

                  Re: Registration Statement on Form S-1 (Registration
                      No. 333-72209)

Gentlemen:

                  In our capacity as counsel to National Medical Health Card Systems, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-72209) (the "Registration Statement"), being filed contemporaneously by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering (i) the issuance of 2,625,000 shares of Common Stock, $.001 par value, of the Company (the "Common Shares") (the "Issuable Shares") (including 2,000,000 Issuable Shares being offered for sale to the public (the "Public Offering"), 375,000 Issuable Shares covering an overallotment option to be granted to the underwriters in connection with the Public Offering, and 250,000 Issuable Shares underlying the Representatives' Warrants provided for in the Registration Statement), and (ii) the sale of 500,000 Common Shares by the Bert E. Brodsky Revocable Trust (the "Selling Stockholder Shares"). The Issuable Shares and the Selling Stockholder Shares are collectively referred to as the "Shares".

                  In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended to date, the Registration Statement, as amended, and certain agreements entered into or contemplated to be entered into, and certain instruments and warrants issued or contemplated to be issued, by the Company in connection with the issuance of the Shares. We are also familiar with proceedings of the Board of Directors of the Company, or otherwise have relied upon representations as to factual matters made by officers of the Company,




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National Medical Health Card Systems, Inc.
June 30, 1999
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relating to the authorization of the issuance of the Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

                  For purposes of the opinions, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, and (iv) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings and all representations as to factual matters, oral and written, made by officers of the Company with respect thereto. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

                  Based solely upon and subject to the foregoing, including the assumptions made, we are of the opinion that (i) the Issuable Shares have been duly and validly authorized, and when issued and fully paid for as provided for in the Registration Statement, shall be duly and validly authorized and issued, and fully paid and nonassessable Common Shares, subject to the provisions of
Section 630 of the Business Corporation Law of the State of New York ("Section 630"); and (ii) the Selling Stockholder Shares are duly and validly authorized and issued, fully paid and nonassessable Common Shares, subject to the provisions of Section 630.

                  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                  This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

                  We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

                  This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                                         Very truly yours,

                                         /s/ Certilman Balin Adler & Hyman, LLP
                                         CERTILMAN BALIN ADLER & HYMAN, LLP